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June 20, 2024

NXG NextGen Infrastructure Income Fund

600 N. Pearl Street, Suite 1205

Dallas, Texas 75201

Re:        NXG NextGen Infrastructure Income Fund —

Issuance of Transferrable Rights to Purchase Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as special counsel to NXG NextGen Infrastructure Income Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance by the Trust to holders of common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”), of transferable rights (the “Rights”) entitling the holders of such Rights to purchase, upon exercise of the Rights, up to an aggregate of 867,238 Common Shares (the “Shares”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)

the notification of registration on Form N-8A (File No. 811-22499) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on November 29, 2010;

(ii)

the registration statement on Form N-2 (File Nos. 333-278194 and 811-22499) of the Trust relating to, among other things, the Rights and the offering of the Common Shares, filed with the Commission on March 22, 2024 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendments Nos. 1 and 2 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 10, 2024 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

NXG NextGen Infrastructure Income Fund

June 20, 2024

(iii)

the prospectus and Statement of Additional Information of the Trust, each dated June 10, 2024, in the form filed with the Commission on June 20, 2024 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(iv)

the prospectus supplement of the Trust, dated June 20, 2024, relating to the issuance of the Rights and the Shares, in the form filed with the Commission on June 20, 2024 pursuant to Rule 424(b) of the Securities Act Rules and Regulations;

(v)

an executed copy of a certificate of Jeffrey Engelsman, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)

a copy of the Trust’s Certificate of Trust, dated November 16, 2010, as amended by Certificates of Amendment dated November 19, 2010, November 23, 2010, July 10, 2012, March 25, 2020 and October 18, 2022 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of June 20, 2024 and certified pursuant to the Secretary’s Certificate;

(vii)

a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the Board of Trustees of the Trust (the “Board of Trustees”), dated as of July 26, 2012, as amended by Certificates of Amendment to the Trust’s Second Amended and Restated Declaration of Trust, dated March 26, 2020 and October 18, 2022, by the Board of Trustees (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)

a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(ix)

copies of certain resolutions adopted by the Board of Trustees of the Trust on November 16, 2023 and June 7, 2024, relating to the registration of the Rights and the Shares and related matters, certified pursuant to the Secretary’s Certificate;

(x)

a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi)

a form of subscription certificate evidencing the Rights (the “Subscription Certificate”), filed as an exhibit to the Trust’s Current Report on Form 8-K, filed as of the date hereof.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

NXG NextGen Infrastructure Income Fund

June 20, 2024

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

As used herein, “Organizational Documents” means those documents listed in paragraphs (vi) through (viii) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.

The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA.

2.

The Shares issuable upon exercise of the Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when issued upon exercise of the Rights in accordance with the terms of the Subscription Certificate, registered in the share record books of the Trust and delivered upon payment of the agreed upon consideration therefor by the holders of Rights pursuant to the Subscription Certificate, the Shares will be validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except as provided in Article VIII, Section 2 of the Declaration of Trust and except for the obligation of holders of the Shares to repay any funds wrongfully distributed to them.

We have assumed that the Organizational Documents constitute the only governing instruments, as defined under the DSTA, of the Trust and that the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA. Further, we have assumed that (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust.

NXG NextGen Infrastructure Income Fund

June 20, 2024

We hereby consent to the filing or incorporation by reference of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement and “General Information—Legal Matters” in the statement of additional information forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH